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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                            SAF-T-HAMMER CORPORATION

The undersigned, constituting the Secretary of Saf-T-Hammer Corporation, hereby certifies that pursuant to the provisions of NRS 78.385 the following action was taken:

                  1. That the Board of Directors of said corporation, on November 2, 2001, adopted a resolution to amend Article I of the Articles of Incorporation to read as follows: "The name of the corporation shall be Smith & Wesson Holding Corporation."

                  2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was 19,501,689; and that said change and amendment has been consented to and approved by stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                     DATED this 14th day of February, 2002



                                                By:  /s/ SHERRY L. NOREEN
                                                     ---------------------------
                                                     Name:  Sherry L. Noreen
                                                     Title: Secretary